[DATE]

[Name]
[Address]
[Address]

RE:    FY__ Long-Term Equity Incentive Award -
Restricted Stock Units (“RSUs”) and Performance Share Units (“PSUs”)

Dear [Participant]:

In line with our strategic goal to become a High Performance Organization, I am pleased to inform you that on ________ __, ____ the Compensation and Management Development Committee (the “Committee”) of the Company’s Board of Directors approved your long-term equity incentive award comprised of both RSUs and PSUs (the “LTI Award”), each awarded under the Triumph Group, Inc. 2018 Equity Incentive Plan, as amended from time to time (the “Plan”). All defined terms used in this award notice without definition have the meanings set forth in the Plan, a copy of which is provided with this award notice. I am also providing the prospectus related to the Plan.

This FY__ Award is based on the following compensation metrics:

FY__ Base Salary:
% Salary Eligible for LTI Award:            __%($________)

The principal terms of these FY__ LTI Award are:

Grant Date:
Stock Price at Grant Date:                $______
PSUs                            PSUs to acquire _______ shares at target
RSUs                            RSUs to acquire _______ shares
LTI Performance Period:                ________________________

Performance Stock Units (PSUs):

Number of PSU’s awarded at target on Grant Date: ___________

The shares underlying the PSUs will vest, if earned, after the end of the three-year performance period. Both LTI Performance Goals are based on ______________. The LTI Performance Goals approved by the Committee are as follows:

LTI Performance Goal	Weighting	Threshold	Target	Maximum

The 20-day period at the commencement of the performance period was the 20 trading days leading up to ______________ and the 20-day period for the conclusion of the performance period will be the 20 trading days leading up to _____________.

If performance is at Threshold, the number of shares to be issued is __% of Target, if performance is at Target, the number of shares to be issued is ___% of Target, and if performance is at or above Maximum, the number of shares to be issued is ___% of Target. For performance between the Threshold, Target and Maximum performance levels, the number of shares earned will be adjusted in a linear fashion. No payout will be made with respect to a performance goal if performance is below the Threshold level. Performance against each performance goal is evaluated separately. To the extent a specified performance goal is achieved at or above the Threshold level, you will receive the number of shares determined to have been earned, regardless of the results of performance against the other performance goal.

Except as otherwise provided in the Plan, you must provide services to the Company or a subsidiary through the end of the LTI Performance Period to acquire the shares, if any, underlying the PSUs earned. Within 90 days after the end of the LTI Performance Period, the Committee will determine the level at which the performance goals were achieved. Each PSU earned will be equal to one share of Common Stock. If earned, the shares will be issued to you under the Plan as soon as practicable after the determination date.

Restricted Stock Units (RSUs):

One-third of the shares underlying the RSUs will vest every year on the anniversary of the Grant Date for three years.

Total number of RSUs awarded:

Vesting Schedule:

Except as otherwise provided in the Plan, you must provide services to the Company through and on each vesting date to acquire the shares underlying the RSUs; however, no performance goal need be achieved to acquire these shares. Each RSU is equal to one share of Common Stock.

General

The Committee has approved the use of net settlement in the payment of any tax or other required withholdings upon vesting of both PSUs and RSUs. In addition to the specific terms mentioned above, this award is subject to the terms and conditions set forth in the Plan.

If you have any questions about this award, please contact __________ at _______________________________.

Thank you for your efforts and your contribution to the success of Triumph Group, Inc.

Sincerely,

Daniel J. Crowley
President and Chief Executive Officer